As filed with the Securities and Exchange Commission on December 12, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tudou Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Building No. 6, X2 Creative Park, 1238 Xietu Road, Xuhui District

Shanghai 200032, People’s Republic of China

(86-21) 5170-2355

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2010 Share Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sam Yung King Lai

Building No. 6, X2 Creative Park, 1238 Xietu Road, Xuhui District

Shanghai 200032, People’s Republic of China

(86-21) 5170-2355

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount To be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Class A Ordinary Shares, $0.0001 par value per share	1,057,500 shares(4)	$1.40(4)	$1,480,500	$169.67
Class B Ordinary Shares, $0.0001 par value per share	8,221,795 shares(5)	$2.33(5)	$19,156,782	$2,195.37
Ordinary Shares, $0.0001 par value per share	12,760,531 shares(6)	$3.23(6)	$41,216,515	$4,723.41
Total	22,039,826 shares	—	$61,853,797	$7,088.45

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares, or ADSs (each ADS representing four Ordinary Shares). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (333-170497).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to an indeterminate number of additional Class A or Class B Ordinary Shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the above-referenced plan (the “2010 Share Incentive Plan”).
(3)	Estimated solely for purposes of calculating the registration fee under Rule 457(c) and Rule 457(h)(1) under the Securities Act.
(4)	Represents 1,057,500 Class A Ordinary Shares issuable upon the exercise of options granted under the 2010 Share Incentive Plan as of December 12, 2011. The proposed maximum offering price per share for such shares is based on the exercise price per share of the outstanding options.
(5)	Represents 8,221,795 Class B Ordinary Shares issuable upon the exercise of options granted under the 2010 Share Incentive Plan as of December 12, 2011. The proposed maximum offering price per share for such shares is based on the weighted average exercise price per share of the outstanding options.
(6)	Represents 12,760,531 Class A or Class B Ordinary Shares issuable for future grants of awards under the 2010 Share Incentive Plan. Pursuant to Rule 457(c) and Rule 457(h)(1), the proposed maximum offering price per share for such shares is based on the average of the high and low prices for the Registrant’s ADSs, as quoted on the Nasdaq Global Market on December 9, 2011.

PART I		1
Item 1. Plan Information		1
Item 2. Registrant Information and Employee Plan Annual Information		1
PART II		2
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT		2

Item 3. Incorporation of Documents by Reference.		2

Item 4. Description of Securities.		2

Item 5. Interests of Named Experts and Counsel.		3

Item 6. Indemnification of Directors and Officers.		3

Item 7. Exemption from Registration Claimed.		3

Item 8. Exhibits.		3

Item 9. Undertakings.		4

SIGNATURES		6
POWER OF ATTORNEY		7
EXHIBIT INDEX
Exh. 5.1	Opinion of Maples and Calder.
Exh. 10.1	Tudou Holdings Limited 2010 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (File no. 333-170485) filed with the Securities and Exchange Commission).
Exh. 23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
Exh. 23.2	Consent of Maples and Calder (included in Exhibit 5.1).
Exh. 24.1	Power of Attorney (included on signature page hereto).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the 2010 Share Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Tudou Holdings Limited (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

(a) The Registrant’s prospectus (File no. 333-170485) filed (the “Prospectus”) pursuant to Rule 424(b)(4) under the Securities Act on August 17, 2011;

(b) The Registrant’s Registration Statement on Form F-6 (File No. 333-170497) and its amendment filed with the Commission on November 19, 2010 and July 29, 2011, respectively;

(c) The description of the Registrant’s Ordinary Shares and ADSs contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35270) filed with the Commission on August 3, 2011, which incorporates by reference the description of the Registrant’s Class A and Class B Ordinary Shares and ADSs set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-170485) filed with the Commission;

(d) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35270) filed with the Commission on October 18, 2011;

(e) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35270) filed with the Commission on November 14, 2011; and,

(f) The Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-35270) filed with the Commission on November 28, 2011.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as a provision purporting to provide indemnification against civil fraud or the consequences of committing a crime.

The Registrant’s new amended and restated memorandum and articles of association, or New Articles, permit indemnification of officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in their capacities as such unless such losses or damages arise from dishonesty, fraud or willful default of such directors or officers.

Pursuant to indemnification agreements, the form of which is filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-170485), the Registrant has entered into indemnification agreements with its directors and senior executive officers that provide such persons with additional indemnification beyond that provided in its New Articles.

The Registrant also maintains a directors and officers liability insurance policy for its directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to the Registrant’s directors or officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Maples and Calder.

10.1	Tudou Holdings Limited 2010 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1, as amended (File no. 333-170485) filed with the Securities and Exchange Commission).

23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People’s Republic of China, on December 12, 2011.

Tudou Holdings Limited

By:	/s/ Gary Wei Wang
	Name:	Gary Wei Wang
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Gary Wei Wang and Mr. Sam Yung King Lai, with full power to act alone, as his or her true and lawful attorneys-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and as of December 12, 2011.

Signature	Title	Date

/s/ Gary Wei Wang	Chairman and Chief Executive Officer	December 12, 2011
Name: Gary Wei Wang	(principal executive officer)

/s/ Sam Yung King Lai	Chief Financial Officer and Director	December 12, 2011
Name: Sam Yung King Lai	(principal financial and accounting officer)

/s/ Suyang Zhang	Director	December 12, 2011
Name: Suyang Zhang

/s/ Hany Nada	Director	December 12, 2011
Name: Hany Nada

/s/ David M. Hand	Director	December 12, 2011
Name: David M. Hand

/s/ Seow Woon Kwong	Director	December 12, 2011
Name: Seow Woon Kwong

Signature	Title	Date

/s/ Ted Tak-Tai Lee	Independent Director	December 12, 2011
Name: Ted Tak-Tai Lee

/s/ Conor Chia-hung Yang	Independent Director	December 12, 2011
Name: Conor Chia-hung Yang

/s/ Donald J. Puglisi	Authorized U.S. Representative	December 12, 2011
Name: Donald J. Puglisi
Title: Managing Director
Puglisi & Associates